EXHIBIT 99.1

SHUFFLE MASTER, INC. 1106 Palms Airport Dr. Las Vegas, NV 89119 www.shufflemaster.com
News Release
FOR FURTHER INFORMATION CONTACT: Julia Boguslawski Investor Relations ph: (702) 897-7150 fax: (702) 270-5161	Timothy J. Parrott, CEO Coreen Sawdon, CAO & Acting CFO ph: (702) 897-7150 fax: (702) 270-5161

Shuffle Master, Inc. Announces Purchase of Intellectual Property from Elixir Gaming Technologies, Inc.

LAS VEGAS, Nevada, Tuesday, March 17, 2009 - Shuffle Master, Inc. (NASDAQ Global Select Market: SHFL) (“the Company”) and Elixir Gaming Technologies, Inc. (AMEX:EGT) (“Elixir”) today jointly announced they have entered into an agreement pursuant to which Elixir Gaming has sold to Shuffle Master its intellectual property related to Elixir Gaming’s card shuffling and card deck checking equipment, including the RandomPlus Shuffler, the ShufflePro Shuffler, and the DeckChecker. In connection with this acquisition, Shuffle Master will also purchase Elixir Gaming’s remaining finished-goods inventory of products in this category

In addition, the Companies have agreed to dismiss all claims with prejudice pertaining to the outstanding patent infringement litigation between them.  This includes the release to Shuffle Master of a $3.0 million bond, plus accrued interest, that Shuffle Master posted in 2004 in connection with an injunction that it received at that time.

The total consideration paid to Elixir Gaming for these agreements is a base amount of $2.4 million, subject to adjustment related to the precise final inventory, not to exceed $2.8 million.

Clarence Chung, Chairman and Chief Executive Officer of Elixir Gaming, commented, “We believe the sale of our table game support products to Shuffle Master places these assets with the best company to fully exploit their market value and importantly, brings solid financial value to Elixir Gaming. With the sale of this product line complete, Elixir Gaming can focus management resources on addressing market opportunities that further our strategy of expanding our installedbase of electronic gaming devices on a revenue participation model in developing Asian markets.  We are also pleased to reach a mutually amicable solution to the patent infringement litigation issues that the two companies have been involved in for nearly five years.”

Timothy Parrott, Chief Executive Officer of Shuffle Master, stated, “I’m thankful that as one of his final contributions as CEO, Mark Yoseloff put the wheels in motion on this deal.  I’m pleased that we can finally put the litigation matter behind us and look forward to taking on the Elixir Gaming product line, particularly the DeckChecker, which has proven to be an important product in the Asian market.  Further, we look forward to the opportunity to work with Elixir Gaming in the future in supplying their growing slot machine and e-table business throughout Asia.”

About Shuffle Master, Inc.

Shuffle Master, Inc. is a gaming supply company specializing in providing its casino customers with improved profitability, productivity and security, as well as popular and cutting-edge gaming entertainment content, through value-add products in four distinct categories: Utility products which includes automatic card shuffler, roulette chip sorters and intelligent table system modules, Proprietary Table Games which include live table game tournaments, Electronic Table Systems which include various e-Table game platforms, and Electronic Gaming Machines which include traditional video slot machines for select markets and wireless gaming solutions. The Company is included in the S&P Smallcap 600 Index. Information about the Company and its products can be found on the Internet at www.shufflemaster.com.

About Elixir Gaming Technologies, Inc.

Elixir Gaming Technologies, Inc. (AMEX:EGT) is a provider of gaming technology solutions.  The Company secures long-term contracts to provide comprehensive turn-key solutions to 3, 4, and 5 star hotels and other well-located venues in Asia that seek to offer casino gaming products.  The Company retains ownership of the gaming machines and systems and receives recurring daily fees based on an agreed upon percentage of the net gaming win per machine and provides on-site maintenance. The Company has established a strategic presence in the Asia Pacific region with a focus on the Philippines and Cambodia markets. For more information please visit www.elixirgaming.com.

Forward Looking Statements for Shuffle Master, Inc.

This release contains forward-looking statements that are based on management’s current beliefs and expectations about future events, as well as on assumptions made by and information available to management. The Company considers such statements to be made under the safe harbor created by the federal securities laws to which it is subject, and assumes no obligation to update or supplement such statements. Forward-looking statements reflect and are subject to risks and uncertainties that could cause actual results to differ materially from expectations. Risk factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: the Company may be unable to repurchase its contingent convertible senior notes; its intellectual property or products may be infringed, misappropriated, invalid, or unenforceable, or subject to claims of infringement, invalidity or unenforceability, or insufficient to cover competitors' products; the gaming industry is highly regulated and the Company must adhere to various regulations and maintain its licenses to continue its operations; the transition to a new chief executive officer, and the search for and the transition to a new chief financial officer, could be disruptive to the Company’s business or simply unsuccessful; the Company’s ability to implement its ongoing six-point strategic plan successfully is subject to many factors, some of which are beyond the Company’s control; litigation may subject the Company to significant legal expenses, damages and liability; the Company’s products currently in development may not achieve commercial success; the Company competes in a single industry, and its business would suffer if its products become obsolete or demand for them decreases; any disruption in the Company’s manufacturing processes or significant increases in manufacturing costs could adversely affect its business; the Company’s gaming operations, particularly its Utility, Proprietary Table Games, Electronic Table Systems and Electronic Gaming Machines, may experience losses due to technical difficulties or fraudulent activities; the Company operates in a very competitive business environment; the Company is dependent on the success of its customers and is subject to industry fluctuations; risks that impact the Company’s customers may impact the Company; certain market risks may affect the Company’s business, results of operations and prospects; a continued downturn in general worldwide economic conditions or in the gaming industry or a reduction in demand for gaming may adversely affect the Company’s results of operations; the Company’s domestic and global growth and ability to access capital markets are subject to a number of economic risks; economic, political, legal and other risks associated with the Company’s international sales and operations could adversely affect its operating results; changes in gaming regulations or laws; the Company is exposed to foreign currency risk; the Company could face considerable business and financial risk in implementing acquisitions; if the Company’s products contain defects, its reputation could be harmed and its results of operations adversely affected; the Company may be unable to adequately comply with public reporting requirements; the Company’s continued compliance with its financial covenants in its senior secured credit facility is subject to many factors, some of which are beyond the Company’s control; the restrictive covenants in the agreement governing the Company’s senior secured credit facility may limit its ability to finance future operations or capital needs or engage in other business activities that may be in its interest; the Company’s available cash and access to additional capital may be limited by its leverage; and the Company’s business is subject to quarterly fluctuation. Additional information on these and other risk factors that could potentially affect the Company’s financial results may be found in documents filed by the Company with the Securities and Exchange Commission, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K.

Forward Looking Statements for Elixir Gaming Technologies, Inc.

This press release contains forward-looking statements concerning Elixir Gaming within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Those forward-looking statements include statements regarding expectations for the business of Elixir Gaming, its working capital requirements and future revenue and profitability.  Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements.  Factors that could cause or contribute to differences include, but are not limited to, risks related to Elixir Gaming’s inability to place gaming machines at significant levels, whether the gaming machines placed generate the expected amount of net-win, the ability of Elixir Gaming to acquire additional capital as and when needed, the ability of Elixir Gaming to collect revenue and protect its assets and those other risks set forth in Elixir Gaming’s annual report on Form 10-K for the year ended December 31, 2007 filed with the SEC on March 31, 2008 and our Form 10-Q for the three months ended September 30, 2008 filed on November 14, 2008.  Elixir Gaming cautions readers not to place undue reliance on any forward-looking statements.  Elixir Gaming does not undertake, and specifically disclaims any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

###